EXHIBIT 4.10

ENDRA LIFE SCIENCES INC.

RESTRICTED STOCK AGREEMENT

THIS RESTRICTED STOCK AGREEMENT (this “Agreement”) is made as of November 30, 2023 (the “Effective Date”) by and between ENDRA Life Sciences Inc., a Delaware corporation (the “Company”), and PatentVest, Inc. (“Recipient”). The 202,020 shares of the Company’s common stock (“Common Stock”) issued to you pursuant hereto are subject to the terms of this Agreement and the Consulting Services Agreement, dated as of November 30, 2023, by and between the Company and you (the “Services Agreement”), and are referred to herein as the “Restricted Stock”.

1. Issuance of the Restricted Stock. The Company hereby issues to the Recipient an aggregate of 202,020 shares of Restricted Stock. The Company shall, as soon as administratively feasible after execution of the Agreement, issue one or more certificates representing, or make a book entry record showing ownership of, the shares of Restricted Stock in the name of the Recipient, subject to the terms and conditions of this Agreement. As a condition to receipt of the Restricted Stock, the Recipient hereby authorizes the Company to: (i) issue such instructions to any transfer agent or make such notation on the relevant book entry as the Company may deem necessary or proper to comply with the intent and purposes of this Agreement, including the provisions in this Agreement regarding forfeiture of the Restricted Stock, and (ii) hold any certificates representing the Restricted Stock until any such time as Restricted Stock may become non-forfeitable and fully transferable pursuant to this Agreement and the Services Agreement. Stock certificates representing Restricted Stock may be endorsed with a suitable legend restricting transfer in accordance with this Agreement and applicable securities laws. In connection with the execution of the Agreement, upon request the Recipient shall provide the Company with appropriate stock powers endorsed in blank.

2. Vesting of the Restricted Stock.

(a) The Restricted Stock shall vest in accordance with Schedule I attached hereto, subject to Section 2(b).

(b) Forfeiture of Unvested Shares of Restricted Stock. Upon the termination of the Services Agreement, all shares of Restricted Stock that have not vested or do not then vest pursuant to this Section 2 or the terms of the Service Agreement shall cease to be outstanding and shall automatically be cancelled and neither the Recipient nor any transferee shall have any rights thereunder or as a holder thereof.

3. Stockholder Rights. Subject to the restrictions imposed by the Agreement, including these Terms, and the Services Agreement, the Recipient shall have the rights of a stockholder with respect to such shares of Restricted Stock; provided, however, that the Recipient shall not have the right to vote such shares of Restricted Stock or the right to receive dividends and other distributions paid with respect to such shares of Restricted Stock, unless and until the shares of Restricted Stock have vested.

4. Transfer Restrictions.

(a) The shares of Restricted Stock may not be sold, assigned, transferred, pledged, hypothecated, disposed of or otherwise encumbered prior to becoming vested under Section 2(a); provided, however, that the Recipient may assign the Restricted Stock to any Affiliate, subject to applicable securities laws. For purposes of this Section 4(a), “Affiliate” shall mean any person that “controls,” is “controlled by” or is “under common control with” the Affiliate within the meaning of Rule 405 of Regulation D under the Securities Act of 1933, as amended (the “Securities Act”).

(b) The Recipient understands that there are substantial restrictions on the transferability of the Restricted Stock and that the certificates representing the Restricted Stock shall bear restrictive legends in substantially the following form (and a stop-transfer order may be placed against transfer of such certificates or other instruments):

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS, AND NEITHER SUCH SECURITIES NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, PLEDGED, ASSIGNED OR OTHERWISE TRANSFERRED UNLESS (1) A REGISTRATION STATEMENT WITH RESPECT THERETO IS EFFECTIVE UNDER THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS, OR (2) AN EXEMPTION FROM SUCH REGISTRATION EXISTS AND THE COMPANY RECEIVES AN OPINION OF COUNSEL TO THE HOLDER OF SUCH SECURITIES, WHICH COUNSEL AND OPINION ARE SATISFACTORY TO THE COMPANY, THAT SUCH SECURITIES MAY BE OFFERED, SOLD, PLEDGED, ASSIGNED OR TRANSFERRED IN THE MANNER CONTEMPLATED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR APPLICABLE STATE SECURITIES LAWS. HEDGING TRANSACTIONS INVOLVING THESE SECURITIES MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE SECURITIES ACT.

THE SECURITIES REPRESENTED HEREBY ARE SUBJECT TO RESTRICTIONS ON TRANSFER SET FORTH IN SECTION 2 OF THE CONSULTING SERVICES AGREEMENT, DATED NOVEMBER 30, 2023, BY AND BETWEEN ENDRA LIFE SCIENCES INC. (THE “COMPANY”) AND PATENTVEST, INC., AND MAY NOT BE TRANSFERRED OR RESOLD UNTIL VESTED IN ACCORDANCE WITH SUCH AGREEMENT AND THE COMPANY HAS INSTRUCTED THE TRANSFER AGENT OF THE COMMON STOCK TO REMOVE THE LEGEND ACCORDINGLY.

The first legend set forth above shall be removed and the Company shall issue a certificate without such legend to the holder of the Restricted Stock upon which it is stamped, if (a) such Restricted Stock is sold pursuant to a registration statement under the Securities Act and pursuant to this Agreement, or (b) such holder delivers to the Company an opinion of counsel, reasonably acceptable to the Company, that a disposition of the Restricted Stock is being made pursuant to an exemption from such registration and in accordance with this Agreement and that the Restricted Stock, after such transfer, shall no longer be “restricted securities” within the meaning of Rule 144.

The second legend set forth above shall be removed with respect to any shares of Restricted Stock upon the Company instructing the transfer agent of the common stock to so remove it, which the Company shall do promptly upon Recipient’s request following the vesting of such shares of Restricted Stock pursuant to this Agreement.

5. Representations of the Company. The Company represents and warrants to the Recipient that execution, delivery and performance of this Agreement have been duly and validly authorized by the Company, and, when executed and delivered, will constitute the valid and binding agreement of the Company. The consummation by the Company of the transactions contemplated hereby, including the issuance of the Restricted Stock and registration of its resale pursuant to Section 7 do not and will not (i) result in a material breach of, or conflict with any of the terms and provisions of, or constitute a material default under, or result in the creation, modification, termination or imposition of any lien, charge or encumbrance upon any property or assets of the Company pursuant to the terms of any indenture, mortgage, deed of trust, loan agreement or any other agreement or instrument to which the Company is a party or (ii) result in any violation of the provisions of the Company’s certificate of incorporation or the Company’s bylaws.

6. Representations of the Recipient. The Recipient represents and warrants to, and agrees with, the Company, as of the date hereof, as follows:

(a) The Recipient is an “accredited investor” within the meaning of Rule 501 of Regulation D promulgated under the Securities Act. The Recipient has knowledge and experience in financial and business matters necessary to evaluate the merits and risks of its prospective investment in the Company, and has carefully reviewed and understands the risks of, and other considerations relating to, the issuance of the Restricted Stock and the tax consequences of the investment. The Recipient has the ability to bear the economic risks of the investment and can afford the loss of its entire investment.

(b) The Recipient is acquiring the Restricted Stock for investment for its own account and not with the view to, or for resale in connection with, any distribution thereof. The Recipient understands and acknowledges that the Restricted Stock has not been registered under the Securities Act or any state securities laws, by reason of a specific exemption from the registration provisions of the Securities Act and applicable state securities laws, which depends upon, among other things, the bona fide nature of the investment intent as expressed herein. The Recipient further represents that it does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participation to any third person with respect to any of the Restricted Stock. The Recipient understands and acknowledges that the grant of the Restricted Stock pursuant to this Agreement will not be registered under the Securities Act or under the state securities laws on the ground that the sale provided for in this Agreement and the issuance of securities hereunder is exempt from the registration requirements of the Securities Act and any applicable state securities laws.

(c) The Recipient represents that (i) it was not formed for the specific purpose of acquiring the Restricted Stock, (ii) it is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, and (iii) it has full power and authority to execute and deliver this Agreement and all other related agreements or certificates and to carry out the provisions hereof and thereof and to purchase and hold the Restricted Stock. The execution and delivery of this Agreement will not violate or be in conflict with any order, judgment, injunction, agreement or controlling document to which the Recipient is a party or by which it is bound.

(d) The Recipient understands that the Restricted Stock is being offered and sold to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying upon the truth and accuracy of, and such Recipient’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Recipient set forth herein in order to determine the availability of such exemptions and the eligibility of the Recipient to acquire such securities. The Recipient further acknowledges that without such representations and warranties of the Recipient made hereunder, the Company would not enter into this Agreement with the Recipient.

(e) The Recipient has adequate means of providing for its current and anticipated financial needs and contingencies, is able to bear the economic risk of the investment in the Restricted Stock for an indefinite period of time and has no need for liquidity of the investment in the Restricted Stock.

7. Registration Rights.

(a) Provided the Company has not previously filed a registration statement with respect to the Restricted Stock, the Recipient may request in writing that the Company file a shelf registration statement under the Securities Act with respect to the resale of the Restricted Stock (a “Demand Registration”). The Company shall file a Demand Registration with the Securities and Exchange Commission (the “Commission”) no more than thirty (30) days following receipt of such request and shall use its reasonable best efforts to cause such Demand Registration to be declared effective by the Commission as soon as practicable after the filing thereof. The Company may (as a condition to filing a Demand Registration) require the Recipient to furnish to the Company such information regarding the Recipient and the proposed distribution by the Recipient of such Restricted Stock as the Company may from time to time reasonably request in writing. The Recipient shall pay the Company all reasonable expenses, including attorney’s fees, incurred by the company in connection with the preparation, filing and effectiveness of a Demand Registration.

(b) If at any time following the date of this Agreement there has not been filed a shelf registration statement with respect to the Restricted Stock, and the Company proposes to register any shares of Common Stock under the Securities Act (other than pursuant to a registration statement on Form S-4 or Form S-8 (or a similar or successor form)) for its own account on a shelf registration statement or for the account of any of its stockholders on any registration statement, it shall promptly give written notice to the Recipient of its intention to do so (but in no event less than fifteen (15) days before the anticipated filing date) and, to the extent permitted under the provisions of Rule 415 under the Securities Act, include in such registration the Restricted Stock to the extent the Company has received a written request for inclusion therein from the Recipient within five (5) days after receipt of the Company’s notice (a “Piggyback Registration”). The Company may (as a condition to the Recipient’s participation in a Piggyback Registration) require the Recipient to furnish to the Company such information regarding the Recipient and the proposed distribution by the Recipient of such Restricted Stock as the Company may from time to time reasonably request in writing.

8. Notices. Any notice hereunder to the Company shall be addressed to:

ENDRA Life Sciences Inc.

3600 Green Court, Suite 350

Ann Arbor, Michigan 48105

Attention: Francois Michelon

Email: ****

any notice hereunder to the Recipient shall be addressed to:

PatentVest, Inc.

14135 Midway Road, Suite G-150

Addison, TX 75001

Attention: Chris Marlett

Email: ****

subject to the right of either party to designate at any time hereafter in writing some other address. Any notice shall be deemed to have been duly given when delivered personally, one day following dispatch if sent by reputable overnight courier, fees prepaid, or three days following mailing if sent by registered mail, return receipt requested, postage prepaid and addressed as set forth above.

9. Binding Effect; Amendment. This Agreement shall be binding upon and inure to the benefit of any successors and assigns to the Company and all persons lawfully claiming under Recipient. Any amendment to this Agreement must be in writing and signed by the Recipient and the Company.

10. Governing Law. The validity, construction, interpretation, administration and effect of this Agreement shall be governed by the laws of the State of Delaware, without regard to the conflicts of laws provisions thereof.

11. Construction; Counterparts. References herein to this Agreement and any other agreement shall be references to such agreement, as amended, modified, supplemented or waived from time to time except as otherwise expressly provided herein. This Agreement may be executed simultaneously in two or more separate counterparts, any one of which need not contain the signatures of more than one party, but each of which will be an original and all of which together shall constitute one and the same agreement binding on all the parties hereto.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed this Joinder as of the date first above written.

COMPANY: ENDRA Life Sciences Inc.

By:	/s/ Francois Michelon
Francois Michelon, Chief Executive Officer

RECIPIENT: PatentVest, Inc.

By:	/s/ Chris Marlett
Chris Marlett, Chief Executive Officer

[Signature Page to Restricted Stock Award Agreement]

Schedule I

Vesting Schedule

1.	80,808 shares of the Restricted Stock shall vest in full upon the delivery or performance of all of the following work products or services:
a.	Technology Prioritization;
b.	Targeted Landscape Report 1;
c.	Targeted Landscape Report 2;
d.	Targeted Landscape Report 3;
e.	Competitor Benchmarking Report;
f.	Partnering Assessment;
g.	Jurisdictional Protection Analysis; and
h.	Intelligence Memo.

2.	80,808 shares of the Restricted Stock shall vest in full upon the delivery or performance of all of the following work products or services:
a.	IP Strategy & Plan;
b.	R&D Enrichment Strategy & Plan;
c.	Partnering Strategy & Plan;
d.	Narrative & Pitch; and
e.	Board Presentation.

3.	30,303 shares of the Restricted Stock shall vest in full upon the delivery or performance of all of the following work products or services:
a.	Licensing Campaign; and
b.	Licensing Report.

4.	An aggregate of 10,101 shares of the Restricted Stock shall vest in 15 equal installments after each Deliverables Progress Meeting.